EXHIBIT 9(a)

                      THE NON-U.S. FIXED INCOME PORTFOLIO

                           ADMINISTRATION AGREEMENT


     ADMINISTRATION AGREEMENT, dated as of September 24, 1993 by and between The Non-U.S. Fixed Income Portfolio, a New York trust (the "Portfolio"), and Signature Broker-Dealer Services, Inc., a Delaware corporation (the "Administrator").

                             W I T N E S S E T H:

     WHEREAS, the Portfolio is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act");

     WHEREAS, the Portfolio wishes to engage the Administrator to provide certain administrative and management services, and the Administrator is willing to provide such administrative and management services to the Portfolio, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1. Duties of the Administrator. Subject to the general direction and control of the Board of Trustees of the Portfolio, the Administrator shall perform such administrative and management services as may from time to time be reasonably requested by the Portfolio, which shall include without limitation:
(a) providing office space, equipment and clerical personnel necessary for maintaining the organization of the Portfolio and for performing the administrative and management functions herein set forth; (b) arranging, if desired by the Portfolio, for Directors, officers and employees of the Administrator to serve as Trustees, officers or agents of the Portfolio if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law; (c) preparing and, if applicable, filing all documents required for compliance by the Portfolio with applicable laws and regulations, including registration statements, registration fee filings, semi-annual and annual reports to investors, proxy statements and tax returns;
(d) preparation of agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees and investors; and (e) maintaining books and records of the Portfolio. In the performance of its duties under this

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Agreement, the Administrator will comply with the provisions of the Declaration of Trust and By-Laws of the Portfolio and the Portfolio's stated investment objective, policies and restrictions, and will use its best efforts to safeguard and promote the welfare of the Portfolio, and to comply with other policies which the Board of Trustees may from time to time determine. Notwithstanding the foregoing, the Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Portfolio's assets or the rendering of investment advice and supervision with respect thereto, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent or custodian of the Portfolio.

     2. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Portfolio are the property of the Portfolio and further agrees to surrender promptly to the Portfolio any such records upon the Portfolio's request.

     3. Allocation of Charges and Expenses. The Administrator shall pay the entire salaries and wages of all of the Portfolio's Trustees, officers and agents who devote part or all of their time to the affairs of the Administrator or its affiliates, and the wages and salaries of such persons shall not be deemed to be expenses incurred by the Portfolio for purposes of this Section 3. Except as provided in the foregoing sentence, the Administrator shall not pay other expenses relating to the Portfolio including, without limitation, compensation of Trustees not affiliated with the Administrator; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Portfolio; fees and expenses of the Portfolio's independent auditors, of legal counsel and of any transfer agent or registrar of the Portfolio; expenses of preparing, printing and mailing reports, notices, proxy statements and reports to investors and governmental officers and commissions; expenses of preparing and mailing agendas and supporting documents for meetings of Trustees and committees of Trustees; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of interests of the Portfolio; expenses of meetings of investors in the Portfolio; and expenses relating to the issuance, registration and qualification of interests in the Portfolio.

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     4. Compensation of Administrator. For the services to be rendered and the facilities to be provided by the Administrator hereunder, the Administrator will receive a fee from the Portfolio as agreed by the Administrator and the Portfolio from time to time as set forth on Schedule A attached hereto. This fee will be computed daily and will be payable as agreed by the Portfolio and the Administrator, but no more frequently than monthly.

     5. Limitation of Liability of the Administrator. The Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of the Portfolio or the performance of its duties hereunder, except for wilful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard of its obligations and duties hereunder. As used in this
Section 5, the term "Administrator" shall include Signature Broker-Dealer Services, Inc. and/or any of its affiliates and the Directors, officers and employees of Signature Broker-Dealer Services, Inc. and/or of its affiliates.

     6. Activities of the Administrator. The services of the Administrator to the Portfolio are not to be deemed to be exclusive, the Administrator being free to render administrative and/or other services to other parties. It is understood that Trustees, officers, and investors of the Portfolio are or may become interested in the Administrator and/or any of its affiliates, as Directors, officers, employees, or otherwise, and that Directors, officers and employees of the Administrator and/or any of its affiliates are or may become similarly interested in the Portfolio and that the Administrator and/or any of its affiliates may be or become interested in the Portfolio as an investor or otherwise.

     7. Termination. This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees of the Portfolio or by the Administrator, in each case on not more than 60 days' nor less than 30 days' written notice to the other party.

     8. Subcontracting by the Administrator. The Administrator may subcontract for the performance of its obligations hereunder with any one or more persons; provided, however, that the Administrator shall not enter into any such subcontract unless the Trustees of the Portfolio shall have approved such subcontract and found the subcontracting party to be qualified to perform the obligations sought to be subcontracted; and provided, further, that, unless the Portfolio otherwise expressly agrees in writing, the Administrator shall be as fully responsible to the Portfolio for

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the  acts  and  omissions  of  any subcontractor as it would be for its own acts or omissions.

     9. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     10. Amendments. This Agreement may be amended only by mutual written consent.

     11. Miscellaneous. This agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors, to the extent permitted by law.

     12. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Administrator at Signature
Broker-Dealer Services, Inc., 6 St. James Avenue, Suite 900, Boston, Massachusetts 02116; or (2) to the Portfolio c/o Signature Financial Group (Cayman) Limited at P.O. Box 268, Elizabethan Square, 2nd Floor, George Town, Grand Cayman BWI, Attention: Treasurer.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. The undersigned officer of the Portfolio has executed this Agreement not individually, but as an officer of the Portfolio under the Portfolio's Declaration of Trust, dated June 16, 1993 as amended, and the obligations of this Agreement are not binding upon any of the Trustees or investors of the Portfolio individually, but bind only the trust estate.

                THE NON-U.S. FIXED INCOME PORTFOLIO



                By /s/ Thomas M. Lenz
                       Thomas M. Lenz
                       Assistant Secretary


                SIGNATURE BROKER-DEALER SERVICES, INC.



                By /s/ Philip W. Coolidge
                       Philip W. Coolidge
                       Chief Executive Officer


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                                                                     SCHEDULE A

                     ADMINISTRATION FEES

The annual administration fee charged to and payable by the Portfolio is determined as follows: The administration fee rate is calculated daily based on the aggregate daily net assets of the Portfolio and the other registered investment companies listed on the attached Schedule B in accordance with the following schedule:

                     0.010% of the first $1 billion
                     0.008% of the next $2 billion
                     0.006% of the next $2 billion
                     0.004% over $5 billion

This fee rate is then applied daily to the net assets of the Portfolio.

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                                                                     SCHEDULE B


The Treasury Money Market Portfolio
The Money Market Portfolio
The Tax Exempt Money Market Portfolio
The Short Term Bond Portfolio
The U.S. Fixed Income Portfolio
The Tax Exempt Bond Portfolio
The Selected U.S. Equity Portfolio
The U.S. Stock Portfolio
The U.S. Small Company Portfolio
The Non-U.S. Equity Portfolio
The Diversified Portfolio
The Non-U.S. Fixed Income Portfolio
The Emerging Markets Equity Portfolio
The New York Total Return Bond Portfolio
The Asia Growth Portfolio, a series of The Series Portfolio
The Japan Equity Portfolio, a series of The Series Portfolio
The European Equity Portfolio, a series of The Series Portfolio

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                                                                     SCHEDULE A

                     ADMINISTRATION FEES
  PORTFOLIOS LISTED ON SCHEDULE B (THE "MASTER PORTFOLIOS")

The annual administration fee charged to and payable by each Master Portfolio is equal to its proportionate share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the registered investment companies (collectively the "Master Portfolios") and in accordance with the following annual schedule:

        0.03% on the first $7 billion of the Master Portfolios' aggregate average daily net assets; and 0.01% of the Master Portfolios' aggregate average daily net assets in excess of
        $7 billion

The portion of this charge payable by each Master Portfolio is determined by the proportionate share that its net assets bear to the total of the net assets of the Master Portfolios, The Pierpont Funds, The JPM Institutional Funds and The JPM Advisor Funds.

Approved:  December 26, 1995
           Effective December 29, 1995
           (supersedes schedule approved 7/7/94 for The Series
           Portfolio, 3/9/94 for The New York Total Return Bond
           Portfolio and 9/24/93 for all other Master Portfolios)

EACH MASTER PORTFOLIO



/s/ Matthew Healey
Matthew Healey, Chairman and
Chief Executive Officer

SIGNATURE BROKER-DEALER SERVICES, INC.



/s/ Linwood C. Downd
Name:  Linwood C. Downs
Title:  Treasurer


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                                                                     SCHEDULE B

                      MASTER PORTFOLIOS

The Treasury Money Market Portfolio
The Money Market Portfolio
The Tax Exempt Money Market Portfolio
The Short Term Bond Portfolio
The U.S. Fixed Income Portfolio
The Tax Exempt Bond Portfolio
The Selected U.S. Equity Portfolio
The U.S. Small Company Portfolio
The Non-U.S. Equity Portfolio
The Diversified Portfolio
The Non-U.S. Fixed Income Portfolio
The Emerging Markets Equity Portfolio
The New York Total Return Bond Portfolio
The Asia Growth Portfolio, a series of The Series Portfolio
The Japan Equity Portfolio, a series of The Series Portfolio
The European Equity Portfolio, a series of The Series Portfolio

Revised:   December, 1995
           (supersedes schedule approved 77/94 for The Series
           Portfolio, 3/9/94 for The New York Total Return Bond
           Portfolio and 9/24/93 for all other Master Portfolios)